120 Eagle Rock Avenue, Suite 190
 East Hanover, NJ  07936

Exhibit 99.1

FOR IMMEDIATE RELEASE

Comverge Announces $20 Million Revolving Credit Facility Increase

EAST HANOVER, N.J., February 8, 2010 — Comverge, Inc. (Nasdaq:COMV), a leading provider of smart grid, demand management and energy efficiency solutions, today announced that it entered into an amendment on its existing credit facility with Silicon Valley Bank on February 5, 2010, to increase the revolving line of credit by $20 million to a total of $30 million with a new 3-year term that will be available for general working capital needs and issuance of letters of credit.

Michael Picchi, Interim President and CEO, stated, "Silicon Valley Bank has been Comverge’s lending partner since 2003.  Combined with the $27.4 million in net proceeds we raised in November 2009 that was used to repay the entire amount of our GE Capital debt, we have significantly de-leveraged the balance sheet to give Comverge maximum financial flexibility.  This Silicon Valley Bank credit facility, combined with our strong cash position, provides for over $80 million of cash and financing to fund the growth of our business in 2010 and beyond.  Comverge’s financial strength and ability to access the capital markets is a strong point of differentiation in the Smart Grid sector."

“We expect the clean technology sector will be a significant contributor to the economic recovery, so we’re pleased to see clients like Comverge seeking to fuel some of its growth with an expanded revolving line of credit,” said Andy Rico of Silicon Valley Bank in Atlanta.  “The additional flexibility this financing provides will help Comverge achieve its growth goals and we wish them ongoing success.”

About Comverge
Comverge, with over 3,300 megawatts of clean energy capacity under management, is a leading provider of clean energy solutions that improve grid reliability and supply electric capacity on a more cost-effective basis than conventional alternatives by reducing base load and peak load energy consumption. For more information, visit www.comverge.com.

About Silicon Valley Bank
Silicon Valley Bank is the premier commercial bank for companies in the technology, life science, venture capital/private equity and premium wine industries. SVB provides a comprehensive suite of financing solutions, treasury management, corporate investment and international banking services to its clients worldwide. Through its focus on specialized markets and extensive knowledge of the people and business issues driving them, Silicon Valley Bank provides a level of service and partnership that measurably impacts its clients' success. Founded in 1983 and headquartered in Santa Clara, Calif., the company serves clients around the world through 27 U.S. offices and international operations in China, India, Israel and the United Kingdom. Silicon Valley Bank is a member of global financial services firm SVB Financial Group (Nasdaq: SIVB), with SVB Analytics, SVB Capital, SVB Global and SVB Private Client Services. More information on the company can be found at www.svb.com.

Silicon Valley Bank is the California bank subsidiary and the commercial banking operation of SVB Financial Group. Banking services are provided by Silicon Valley Bank, a member of the FDIC and the Federal Reserve System. SVB Financial Group is also a member of the Federal Reserve System.

For Comverge Investors
This release contains forward-looking statements that are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. These forward looking statements include future growth and continued differentiation in the Smart Grid sector, and certain assumptions upon which such forward-looking statements are based. The forward-looking statements in this release are not, and do not constitute historical facts, do not constitute guarantees of future performance and involve a number of factors that could cause actual results to differ materially, including risks associated with Comverge's business involving our products, the development and distribution of our products and related services, regulatory changes, grid operator rule changes, economic and competitive factors, our key strategic relationships, and other risks more fully described in our most recently filed Quarterly Report on Form 10-Q and Annual Report on Form 10-K. Comverge assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

For Additional Information
Investor Relations                                                                                     Media Relations
Dan Pfeffer                                                                                         Kristin Mastrandrea
VP, Treasurer-Investor Relations                                                           Communications Manager
678-802-8302, invest@comverge.com                                                    973-434-7157, pr@comverge.com